Exhibit 21.1

Subsidiary	Jurisdiction
Anabasis Handelsgesellschaft GmbH	Germany
Best Way Distribuadora de Bens da Consumo Ltda.	Brazil
Brisco Electronics B.V.	Netherlands
DB Online, LLC	USA (Hawaii)
Distribuidora Rayovac Guatemala, S.A.	Guatemala
Distribuidora Rayovac Honduras, S.A.	Honduras
Distribuidora Ray-O-Vac/VARTA, S.A. de C.V.	Mexico
8 in 1 Pet Products GmbH	Germany
Ipojuca Empreendimentos e Participações S.A.	Brazil
Microlite S.A.	Brazil
Minera Vidaluz, S.A. de C.V.	Mexico
Ningbo Baowang Battery Co., Ltd.	China
Paula Grund. mbH & Co. Vermietungs-KG	Germany
Pile D’Alsace S.A.S.	France
Rayovac (UK) Limited	United Kingdom
Rayovac Argentina S.R.L.	Argentina
Rayovac Brasil Participações Ltda.	Brazil
Rayovac Chile Sociedad Comercial Ltda.	Chile
Rayovac Costa Rica, S.A.	Costa Rica
Ray-O-Vac de Mexico, S.A. de C.V.	Mexico
Rayovac Dominican Republic, S.A.	Dominican Republic
Rayovac El Salvador, S.A. de C.V.	El Salvador
Rayovac Europe B.V.	Netherlands
Rayovac Europe GmbH	Germany
Rayovac Europe Limited	United Kingdom
Rayovac Far East Limited	Hong Kong
Rayovac Foreign Sales Corporation	Barbados
Rayovac Guatemala, S.A.	Guatemala
Rayovac Honduras, S.A.	Honduras
Rayovac Overseas Corp.	Cayman Islands
Rayovac PRC	Cayman Islands
Rayovac Venezuela, S.A.	Venezuela
Rayovac-VARTA S.A.	Colombia
Remington Consumer Products	United Kingdom
Remington Consumer Products (Ireland) Ltd.	Ireland
Remington Licensing Corporation	USA (Delaware)
Remington Products Australia Pty. Ltd.	Australia
Remington Products GmbH	Germany
Remington Products New Zealand Ltd.	New Zealand
ROV German General Partner GmbH	Germany
ROV German Limited GmbH	Germany
ROV Holding, Inc.	USA (Delaware)
ROV International Finance Company	Cayman Islands
ROVCAL, INC.	USA (California)
Schultz Company	USA (Missouri)
Spectrum Brands (Hong Kong) Limited	Hong Kong
Spectrum Brands (Shenzhen) Ltd.	China
Spectrum Brands Asia	Cayman Islands

Subsidiary	Jurisdiction
Spectrum Brands Canada Inc.	Canada (Federal)
Spectrum Brands Europe GmbH	Germany
Spectrum Brands HK1 Limited	Hong Kong
Spectrum Brands HK2 Limited	Hong Kong
Spectrum Brands Holding B.V.	Netherlands
Spectrum Brands Lux SarL	Luxembourg
Spectrum Brands Mauritius Limited	Mauritius
Spectrum Brands Schweiz GmbH	Switzerland
Spectrum China Business Trust	China
Spectrum Jungle Labs Corporation	USA (Texas)
Spectrum Neptune CA Holdco Corporation	Canada (Nova Scotia)
Spectrum Neptune Holding Company GP, Ltd.	Canada (Nova Scotia)
Spectrum Neptune Holding Company, LP	Canada (Ontario)
Spectrum Neptune US Holdco Corporation	USA (Delaware)
Tetra (UK) Limited	United Kingdom
Tetra Aquatic Asia Pacific Private Limited	Singapore
Tetra France S.A.S.	France
Tetra GmbH	Germany
Tetra Holding (US), Inc.	USA (Delaware)
Tetra Holding GmbH	Germany
Tetra Italia S.r.L.	Italy
Tetra Japan K.K.	Japan
United Industries Corporation	USA (Delaware)
United Pet Group, Inc.	USA (Delaware)
United Pet Polska Sp.z.o.o.	Poland
VARTA B.V.	Netherlands
VARTA Baterie Sp. Zo.o	Poland
VARTA Baterie spol.s r.o.	Czech Republic
VARTA Baterie spol.s r.o.	Slovakia
VARTA Batterie Ges.m.b.H	Austria
VARTA Batterie S.r.L.	Italy
VARTA Consumer Batteries A/S	Denmark
VARTA Consumer Batteries GmbH & Co. KGaA	Germany
VARTA Ltd.	United Kingdom
VARTA Pilleri Ticaret Ltd. Sirketi	Turkey
VARTA Rayovac Remington S.r.L.	Romania
VARTA Remington Rayovac d.o.o.	Croatia
VARTA Remington Rayovac Finland OY	Finland
VARTA Remington Rayovac Norway AS	Norway
VARTA Remington Rayovac Spain S.L.	Spain
VARTA Remington Rayovac Sweden AB	Sweden
VARTA Remington Rayovac Trgovina d.o.o.	Slovenia
VARTA S.A.S	France
VARTA-Hungaria Kereskedelmi es Szolgaltato KFT	Hungary
ZAO “Spectrum Brands” Russia	Russia
Zoephos International N.V.	Netherlands Antilles